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                               EXHIBIT 10.3(e)(i)

                                OGDEN CORPORATION
                              RESTRICTED STOCK PLAN

                                  INTRODUCTION

         The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Restricted Stock to key employees of the Company and any of its Affiliates, thereby creating a means to raise the level of stock ownership by key employees in order to attract, retain and reward such employees and strengthen the mutuality of interests between such employees and the Company's stockholders.

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         I.1 "AFFILIATE" shall mean each of the following: (a) any Subsidiary;
(b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

         I.2 "BOARD" shall mean the Board of Directors of the Company.

         I.3 "CAUSE" shall mean (with regard to a Participant's Termination of Employment with the Company or an Affiliate) a Participant's: (a) willful and continued failure to devote the time, attention and effort necessary to substantially perform his or her duties as an officer of the Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness); (b) unless corrected in all material respects by the Participant within fifteen (15) days following written notification by the Employer to the Participant that the Employer intends to terminate his or her employment for the reasons set forth under this Section 1.3(b), materially unsatisfactory performance of his or her duties for the Employer, provided, however, that on or after a Change in Control, any event described under this
Section 1.3(b) shall not be considered a basis for Termination of Employment of the Participant by the Employer for Cause; (c) a material breach of any confidentiality, non-competition or non-solicitation provision of any other agreement, arrangement or plan between the Employer and a Participant; (d) acts of dishonesty; (e) gross negligence or gross misconduct with regard to the Employer or their respective assets; (f) misappropriation or fraud with regard to the Employer or their assets; (g) conviction of, or the pleading of guilty


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or NOLO CONTENDERE to, a felony; (h) conviction of a crime involving, in the sole discretion of the Committee, moral turpitude; or (i) a Participant's Disability. A Termination of Employment for Cause shall mean a termination by the Employer effected by written notice given within ninety (90) days of the Employer's discovery of the Cause event.

         I.4 "CHANGE IN CONTROL" shall have the meaning set forth in
Article VII.

         I.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         I.6 "COMMITTEE" shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions, a "non-employee director" as defined in Rule 16b-3, except that, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

         I.7 "COMMON STOCK" shall mean the common stock, $.50 par value per share, of the Company.

         I.8 "COMPANY" shall mean Ogden Corporation and any successor by merger, consolidation or otherwise.

         I.9 "DISABILITY" shall mean a permanent and total disability resulting from a physical or mental condition of such severity and probable prolonged duration whereby the Participant is entitled to and receives disability benefits under the Federal Social Security Act or under the Employer's long-term disability plan.

         I.10 "EFFECTIVE DATE" shall mean February 10, 2000.

         I.11 "ELIGIBLE EMPLOYEE" shall mean each key employee of the Employer.

         I.12 "EMPLOYER" shall mean, with respect to a Participant, the Company or any Affiliate which employs such Participant.

         I.13 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         I.14 "PARENT" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

         I.15 "PARTICIPANT" shall mean an Eligible Employee to whom an award of Restricted Stock has been made pursuant to this Plan.


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         I.16     "PLAN" shall mean the Ogden Corporation Restricted Stock Plan.

         I.17 "RESTRICTED STOCK" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article V.

         I.18 "RESTRICTION PERIOD" shall have the meaning set forth in Subsection 5.3(a).

         I.19 "RULE 16B-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

         I.20 "SUBSIDIARY" shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

         I.21 "TERMINATION OF EMPLOYMENT" shall mean: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company or an Affiliate) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate.

         I.22 "TRANSFER" or "TRANSFERRED" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                   ARTICLE II

                                 ADMINISTRATION

         II.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

         II.2 AWARDS OF RESTRICTED STOCK. The Committee shall have full authority to grant, pursuant to the terms of this Plan, awards of Restricted Stock to Eligible Employees. In particular, the Committee shall have the authority:

                  (a) to select the Eligible Employees to whom awards of Restricted Stock may from time to time be granted hereunder;

                  (b) to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to one or more Eligible Employees;

                  (c) to determine the number of shares of Restricted Stock to be covered by each award of Restricted Stock to an Eligible Employees; and

                  (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any award of Restricted Stock granted hereunder to an Eligible Employee (including, but not limited to any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, based on such factors, if any, as the Committee shall determine, in its sole discretion).


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         II.3 GUIDELINES. Subject to Article VIII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any award of Restricted Stock issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

         II.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

         II.5 PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         II.6     DESIGNATION OF CONSULTANTS/LIABILITY.

                  (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

                  (b) The Company, the Board or the Committee may consult with and employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan (who may be, legal counsel, a consultant or agent of the Company) and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company and, if applicable, an Affiliate. The Committee, its members and any person


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designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or an Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award of Restricted Stock granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company or, if applicable, an Affiliate, and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company or, if applicable, an Affiliate, against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company or, if applicable, an Affiliate) or liability (including any sum paid in settlement of a claim with the approval of the Company or, if applicable, an Affiliate), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to awards of Restricted Stock granted to him or her under this Plan.

                                   ARTICLE III

                           SHARE AND OTHER LIMITATIONS

         III.1 SHARES TO BE DELIVERED. Shares to be issued under the Plan shall be made available only from issued shares of Common Stock reacquired by the Company and held in treasury. The aggregate number of shares of Common Stock which may be issued under this Plan with respect to any award of Restricted Stock shall not exceed 500,000 shares (subject to any increase or decrease pursuant to Section 3.2). Notwithstanding the foregoing, if any shares of Restricted Stock awarded under this Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock shall again be available for purposes of granting awards of Restricted Stock under the Plan.

         III.2    ADJUSTMENTS UPON CERTAIN EVENTS.

                  (a) ADJUSTMENTS. The existence of the Plan and any award of Restricted Stock granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of the assets or business of the Company and any Affiliate, or any other corporate act or proceeding.


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                  (b) CAPITAL STRUCTURE. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

                  (c) FRACTIONAL SHARES. Fractional shares resulting from adjustment pursuant to Sections 3.2(a) or (b) shall be eliminated by rounding down for fractions less than one-half (1/2) and rounding up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

                                   ARTICLE IV

                                   ELIGIBILITY

         An award of Restricted Stock under this Plan may be granted only to key employees of the Company or an Affiliate. Eligibility for the grant of an award of Restricted Stock under this Plan and actual participation in this Plan shall be determined by the Committee in its sole discretion.

                                    ARTICLE V

                           AWARDS OF RESTRICTED STOCK

         V.1 AWARDS OF RESTRICTED STOCK. Subject to Section 3.1 and this Article V, shares of Restricted Stock may be issued to Eligible Employees under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 5.2), the time or times within which such award of Restricted Stock may be subject to forfeiture and the rights to acceleration thereof (subject to Section 5.3), and all other terms and conditions of the award of Restricted Stock.

         V.2 AWARDS OF RESTRICTED STOCK AND CERTIFICATES. The Eligible Employee selected to become a Participant and to receive an award of Restricted Stock shall not have any rights with respect to such award of Restricted Stock, unless and until such Eligible Employee has delivered a fully executed copy of the Restricted Stock award agreement evidencing the award of Restricted Stock to the Company and has otherwise complied with the applicable terms and


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conditions of such award of Restricted Stock. At such time, the Eligible
Employee shall become a Participant hereunder. Restricted Stock granted under this Article V shall also be subject to the following conditions:

                  (a) PURCHASE PRICE. The purchase price (if any) of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

                  (b) AGREEMENT. Awards of Restricted Stock shall be evidenced by an agreement entered into between the Company and the Eligible Employee. In the event that the Eligible Employee is required to pay the purchase price for Restricted Stock in accordance with Section 5.2(a), such agreement must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date by executing a Restricted Stock award agreement and by paying the purchase price, if any.

                  (c) LEGEND. Each Participant receiving an award of Restricted Stock under this Article V shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of an award of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award of Restricted Stock, substantially in the following form:

                  "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ogden Corporation (the "Company") Restricted Stock Plan and an Agreement entered into between the registered owner and the Company dated ___________. Copies of such Plan and Agreement are on file at the principal office of the Company."

                  (d) CUSTODY. If stock certificates are issued in respect of shares of Restricted Stock, the Committee shall require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award of Restricted Stock.

         V.3 RESTRICTIONS AND CONDITIONS ON AWARDS OF RESTRICTED STOCK. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to
Article VI and the following restrictions and conditions:


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                  (a) RESTRICTION PERIOD; VESTING AND ACCELERATION OF VESTING.
The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during the period or periods set by the Committee (the "Restriction Period") commencing on the date of such award of Restricted Stock, as set forth in the Restricted Stock award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock.

                  (b) RIGHTS AS STOCKHOLDER. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

                  (c) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law.

         V.4 TERMINATION OF EMPLOYMENT FOR RESTRICTED STOCK. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant's Termination of Employment for any reason during the relevant Restriction Period, all Restricted Stock subject to restriction shall be forfeited. Upon a Participant's Termination of Employment by the Employer for Cause, all Restricted Stock subject to restriction shall be forfeited.

                                   ARTICLE VI

                               NON-TRANSFERABILITY


         Shares of Restricted Stock may not be Transferred prior to the date on which such shares are issued, or, if later, the date on which the Restriction Period lapses. No award of Restricted Stock shall, except as otherwise specifically provided by law or herein, be Transferable in any manner prior to the date on which the applicable Restriction Period lapses, and any attempt to transfer any share prior to the date on which the applicable Restriction Period lapses shall be void, and no award of Restricted Stock shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person.


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                                   ARTICLE VII

                          CHANGE IN CONTROL PROVISIONS

         VII.1 BENEFITS. Upon the occurrence of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an award of Restricted Stock, the restrictions to which any shares of Restricted Stock granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

         VII.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                  (a) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation the conditions described in clause (iii) of paragraph
(c) below are met.

                  (b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                  (c) the stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, limited liability entity or similar person, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the


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Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                                  ARTICLE VIII

                      TERMINATION OR AMENDMENT OF THE PLAN

         Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to an award of Restricted Stock granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant.

         The Committee may amend the terms of any award of Restricted Stock theretofore granted, prospectively or retroactively, but, subject to Article III above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

                                   ARTICLE IX

                                  UNFUNDED PLAN

         This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                    ARTICLE X

                               GENERAL PROVISIONS

         X.1 REPRESENTATION AND LEGEND. The Committee may require each person receiving shares pursuant to an award of Restricted Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may


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cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         X.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

         X.3 NO RIGHT TO EMPLOYMENT. Neither this Plan nor the grant of any award of Restricted Stock hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his or her employment at any time.

         X.4 WITHHOLDING OF TAXES. The Employer shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Employer.

         The Committee may permit any such statutory withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

         X.5      LISTING AND OTHER CONDITIONS.

                  (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an award of Restricted Stock shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed.

                  (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an award of Restricted Stock is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or awards of Restricted Stock.

                  (c) Upon termination of any period of suspension under this
Section 10.5, any award of Restricted Stock affected by such suspension which shall not then have expired


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

or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension.

         X.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         X.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         X.8 OTHER BENEFITS. No award of Restricted Stock payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

         X.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any award of Restricted Stock hereunder.

         X.10 NO RIGHT TO SAME BENEFITS. The provisions of an award of Restricted Stock need not be the same with respect to each Participant, and such awards of Restricted Stock to individual Participants need not be the same in subsequent years.

         X.11 SECTION 16(b) OF THE EXCHANGE ACT. All transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock, including, without limitation, the grant of Restricted Stock and any withholding of shares of Common Stock by the Employer in order to satisfy required withholding, are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

         X.12 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         X.13 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                   ARTICLE XI

                                  TERM OF PLAN

         No award of Restricted Stock shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date Plan, but awards of Restricted Stock granted prior to such tenth anniversary may extend beyond that date.

                               EXHIBIT 10.3(e)(i)

                           RESTRICTED STOCK AGREEMENT

                  THIS AGREEMENT, made as of the ____ day of ________, 2000, by and between Ogden Corporation, a Delaware corporation with its principal office at Two Pennsylvania Plaza, New York, NY 10121 (the "Company"), and ___________, residing at _______________________ (the "Participant").

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") adopted the Ogden Corporation Restricted Stock Plan as of February 10, 2000 (the "Plan"); and

                  WHEREAS, the Committee has determined that the Participant receive an award of Restricted Stock under the Plan on __________, 2000 (the "Grant Date").

                  NOW, THEREFORE, the Company and the Participant agree as follows:

                  1.       GRANT OF SHARES.

                  Subject to the restrictions, terms and conditions of the Plan and this Agreement, the Company hereby awards to the Participant _______________ (______) shares of the validly issued common stock of the Company, $.50 par value per share (the "Shares"). To the extent required by law, the Participant shall pay the Company the par value ($.50) for each Share awarded to the Participant simultaneously with the execution of this Agreement. Pursuant to
Section 3 hereof, the Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of Section 2 hereof. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as "Restricted Stock." Shares of common stock to be issued pursuant to this Agreement shall be made available only from issued shares of Common Stock reacquired by the Company and held in treasury.

                  2. VESTING. The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to the other terms of this Agreement) as follows if the Participant has been continuously employed by the Company or an Affiliate until such date:


                        Vesting Date                       Percentage of
                                                           Shares Vested


                1st Anniversary of Grant
                           Date                              50%


                2nd Anniversary of Grant
                            Date                             50%





                  There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

                  In addition, all shares shall become immediately vested and cease to be Restricted Stock upon the earlier of the following to occur: (i) the occurrence of a Change in Control; or (ii) the Participant's attainment of (a) age 55 and completion of 15 years of service with the Company or any Affiliate or (b) age 65.

                  3. RESTRICTIONS ON TRANSFER. The Participant shall not sell, negotiate, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or this Agreement. Any attempted sale, negotiation, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue "stop transfer" instructions to its transfer agent.

                  4. FORFEITURE. If the Participant's employment with the Company or any Affiliate is terminated for any reason (other than a Termination of Employment without Cause), including, without limitation, for disability or for Cause during the relevant Restriction Period, the Participant shall forfeit to the Company, without compensation other than repayment of any par value paid for such shares of Restricted Stock, any and all unvested Restricted Stock.

                  5. RIGHTS AS A HOLDER OF RESTRICTED STOCK. From and after the Grant Date, the Participant shall have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the Grant Date (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of Shares with respect to the Restricted Stock, with the exceptions that (i) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period has expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and any other property ("RS Property") issued in respect of the Restricted Stock, including stock dividends during the Restriction Period; (iii) no RS Property will bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant shall not transfer the Restricted Stock during the Restriction Period.

                  6. ADJUSTMENTS. In the event of (i) any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares of Restricted Stock under this Agreement shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participant under the Plan. Any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

                  7. TAXES; SECTION 83(b) ELECTION. The Participant acknowledges, subject to the last sentence of this paragraph, that: (i) no later than the date on which any Restricted Stock shall have become vested, the Participant shall pay to the Employer, or make arrangements satisfactory to the Employer regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested; (ii) the Employer shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested, including that the Employer may, but shall not be required to, sell a number of Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Employer may, but shall not be required to, pay such required withholding and treat such amount as a demand loan to you at the maximum rate permitted by law, with such loan, at the Employer's sole discretion and provided the Employer so notifies the

Participant within 30 days of the making of the loan, secured by the Shares and any failure by you to pay the loan upon demand shall entitle the Employer to all of the rights at law of a creditor secured by the Shares. The Employer may hold as security any certificates representing any Shares and, upon demand of the Employer, the Participant shall deliver to the Employer any certificates in his or her possession representing Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Employer's to file timely and properly any election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state or local tax laws, if you wish to utilize such election.

                  8. LEGEND. In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legends:

                           (a) "THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE,
TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE OGDEN CORPORATION (THE "COMPANY") RESTRICTED STOCK PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF THE ___ DAY OF ________, ____. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                           (b) Any legend required to be placed thereon by
applicable blue sky laws or other law of any state or securities law.

                  Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to vesting as set forth in Section 2 hereof.

                  9. SECURITIES REPRESENTATIONS. The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

                  The Participant acknowledges, represents and warrants that:

                           (a) the Shares are being acquired for your own
account and not with a view to, or for sale with, the distribution thereof, nor with any present intention of distributing or selling any such Shares;

                           (b) the Participant has been advised that he or she
may be an "affiliate" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act") and in this connection the Company is relying in part on the Participant's representations set forth in this Section 9;

                           (c) if the Participant is deemed an affiliate within
the meaning of Rule 144 of the Act, the Shares must be held indefinitely by the Participant unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a "re-offer prospectus") with regard to such Shares and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the Shares (or to file a "re-offer prospectus");

                           (d) if the Participant is deemed an affiliate within
the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

                  10. NOT AN EMPLOYMENT AGREEMENT. Neither the execution of this Agreement nor the issuance of the Shares hereunder constitute an agreement by the Employer to employ or to continue to employ the Participant during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Stock is outstanding.

                  11. POWER OF ATTORNEY. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, other RS Property, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

                  12. UNCERTIFICATED SHARES. Notwithstanding anything else herein, the Committee may, in its sole and absolute discretion and in accordance with Section 158 of the Delaware General Corporation Law, subject to the terms of the Plan, issue the Shares in the form of uncertificated shares. Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant. If thereafter certificates are issued with respect to such uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

                  13.      MISCELLANEOUS.

                           13.1 This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which you the Participant is employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.

                           13.2 This award of Restricted Stock shall not affect
in any way the right or power of the Board of Directors or stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock, the dissolution or liquidation of the Company or any Affiliate, any sale or transfer of all or part of its assets or business of the Company and any Affiliate and any other corporate act or proceeding.

                           13.3 The Participant agrees that the award of the
Restricted Stock hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) and any other RS Property will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

                           13.4 No modification or waiver of any of the
provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                           13.5 This Agreement may be executed in one or more
counterparts, all of which taken together shall constitute one contract.

                           13.6 The failure of any party hereto at any time to
require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

                           13.7 The headings of the sections of this Agreement
have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

                           13.8 The Company shall pay all fees and expenses
necessarily incurred by the Company in connection with the Plan and this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

                           13.9 All notices, consents, requests, approvals,
instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Corporate Secretary.

                           13.10 This Agreement and the award hereunder is
subject to all the restrictions, terms and provisions of the Plan which are incorporated herein by reference. In the event of an inconsistency between any provision of the Plan and this Agreement, unless otherwise indicated, the terms of the Plan shall control. The capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.

                           13.11 By executing this Agreement and by paying the
price (if any) required hereunder within 60 days after the day and year first above written, the award of Restricted Stock shall be accepted by the Participant.

                           13.12 This Agreement shall be construed, interpreted
and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 OGDEN CORPORATION

                                 By_________________________________
                                    (Title)

                                 -----------------------------------
                                 (Participant)

                                 ACKNOWLEDGMENT

STATE OF DELAWARE       )

                                            ss.:

COUNTY OF ___________   )

                  On this ____ day of ____, 2000 before me personally appeared _____________ to me known to be the person described in and who executed the foregoing agreement, and acknowledged that he or she executed the same as his or her free act and deed.

                          -----------------------------------
                                  Notary Public